UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

GREENLAND TECHNOLOGIES HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38605	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10-F, Building #12, Sunking Plaza, Gaojiao Road Hangzhou, Zhejiang People’s Republic of China	311122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 1 (888) 827-4832

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, no par value	GTEC	The Nasdaq Stock Market LLC

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on its Current Report on Form 8-K filed on March 16, 2026, Greenland Technologies Holding Corporation (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on March 12, 2026, notifying the Company that the closing bid price per share for its Class A ordinary shares (the “Class A Ordinary Shares”) was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, or until September 8, 2026 (the “Initial Compliance Date”), to regain compliance with the minimum bid price requirement by having shares of the Company’s Class A Ordinary Shares maintain a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days before the Initial Compliance Date.

On September 10, 2026, the Company received a letter from the Staff (the “Letter”) notifying the Company that the Company is eligible for an additional 180-day period (the “Second Compliance Period”), or until March 8, 2027 (the “Compliance Date”), to regain compliance, based on the Staff’s determination of the Company meeting the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the minimum bid price requirement, and the Company’s written notice to Nasdaq of its intention to cure the deficiency during the Second Compliance Period, by effecting a reverse stock split, if necessary. The Letter has no immediate impact on the listing of the Company’s Class A Ordinary Shares on Nasdaq. If at any time during the Second Compliance Period the closing bid price of the Company’s Class A Ordinary Shares is at least $1.00 per share for a minimum of 10 consecutive business days (which may be extended to be a period of up to 20 consecutive business days in the discretion of the Staff), Nasdaq will provide the Company with written confirmation of compliance.

If the Company does not regain compliance by the Compliance Date, the Staff will provide written notification that the Company’s Class A Ordinary Shares are subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq listing rules. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by Nasdaq to the panel, such appeal would be successful.

The Company intends to actively monitor the closing bid price of its Class A Ordinary Shares between now and the Compliance Date and, as appropriate, will evaluate available options to resolve the deficiency and regain compliance with the minimum bid price requirement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
104	Cover Page Interactive Data File (formatted in Inline iXBRL).

Cautionary Note Regarding Forward-Looking Statements

Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements about the Company’s ability to regain compliance with Nasdaq Listing Rule 5550(a)(2) during the Second Compliance Period, the Company’s plans and actions to cure the bid price deficiency, including by effecting a reverse stock split if necessary, the Company’s ability to maintain a closing bid price of at least $1.00 per share for the requisite period, the potential delisting of the Company’s Class A Ordinary Shares and the Company’s ability to successfully appeal any such delisting determination, and the Company’s intentions to monitor the closing bid price of its Class A Ordinary Shares and evaluate available options to resolve the deficiency. These statements also include other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: the Company’s ability to regain compliance with the minimum bid price requirement by March 8, 2027, risks and uncertainties associated with effecting a reverse stock split, including the potential impact on the trading price and liquidity of the Company’s Class A Ordinary Shares, the possibility that the Company’s Class A Ordinary Shares may be delisted from Nasdaq if compliance is not regained, general market conditions affecting the trading price of the Company’s Class A Ordinary Shares, as well as other risks and uncertainties set forth in the Company’s Periodic Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC and in subsequent filings with the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenland Technologies Holding Corporation

Dated: September 11, 2026	By:	/s/ Raymond Z. Wang
	Name:	Raymond Z. Wang
	Title:	Chief Executive Officer

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